UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 28, 2024

SHARECARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39535	85-1365053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
255 East Paces Ferry Road NE, Suite 700
Atlanta, Georgia 30305
(Address of principal executive offices)
Registrant's telephone number, including area code: (404) 671-4000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SHCR	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of common stock, each at an exercise price of $11.50 per share	SHCRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02. Results of Operations and Financial Condition.

On March 28, 2024, Sharecare, Inc. (the "Company") issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2023. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 2.02, including the press release attached as Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2024, the Board of Directors (the “Board”) of the Company, upon the recommendation of its Nominating and Corporate Governance Committee, increased the size of the Board from 10 to 11 members and appointed Nicole Torraco to fill the vacancy so created, both effective March 28, 2024. Ms. Torraco was appointed to serve as a Class I director and will stand for re-election at the annual meeting of stockholders held in 2025. Ms. Torraco will serve on the special committee of independent directors formed to evaluate proposals for a potential sale transaction and alternatives thereto.

The Board has determined that Ms. Torraco meets the independence standards adopted by the Board in compliance with The Nasdaq Stock Market listing rules and Item 407(a) of Regulation S-K. Ms. Torraco has (i) no arrangements or understandings with any other person pursuant to which she was appointed as a director, and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Torraco or any member of her immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K. As of the date of hereof, Ms. Torraco holds no direct or indirect beneficial ownership in the Company’s stock or rights to acquire the Company’s stock.

Ms. Torraco will be compensated in accordance with the Company’s previously-disclosed compensation program for its non-employee directors as described in the Company’s most recent proxy statement. Ms. Torraco will also enter into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2021 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description
99.1	Press Release, dated March 28, 2024, reporting the Company's results for the fourth quarter and year ended December 31, 2023.
104	Cover Page Interactive Data File (formatted as inline XBRL and included as Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARECARE, INC.
Dated: March 28, 2024
By: /s/ Justin Ferrero
Name: Justin Ferrero
Title: Chief Financial Officer